Exhibit 4.1

Exhibit 4.1

SPECIMEN

COMMON STOCK

ID

L-1 Identity Solutions, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE IN CANTDON, MA OR JERSEY CITY, NJ COMMON STOCK SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND ASTATEMENT OF RIGHTS, PREFERENCES, AND PRIVILEGES CUSIP 50212A 10 6 THIS CERTIFIES THAT IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001, OF

L-1 Identity Solutions, Inc. transferable on the books of the Corporation by the record holder hereof, in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

*	L-1 Identity Solutions, Inc. *

CORPORATE SEAL DELAWARE 1996 CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

SPECIMEN

A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder upon request and without charge at the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT—as tenants by the entireties JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian

(Cust) (Minor) under Uniform Gifts to Minors Act

Act (State) UNIF TRE MIN ACT — Custodian

(until age )

under Uniform Transfers

(Minor)

to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.